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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-89516, and 333-74186) and Form S-8 (Nos. 33-39627, 33-46687, 33-81986, 33-60947, 333-08597, 333-59509, 333-83563,
333-95589, 333-54436, 333-81370 and 333-102673) of Xicor, Inc. of our report dated February 20, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

San Jose, California
February 23, 2004